TO BE EFFECTIVE JULY 31, 2002

                     AMENDMENT OF ARTICLES OF INCORPORATION
                                       OF
                          STRONG OPPORTUNITY FUND, INC.

         The undersigned Vice President and Assistant Secretary of Strong Opportunity Fund, Inc. (the "Corporation"), hereby certifies that in accordance with Section 180.1002 of the Wisconsin Statutes, the following Amendment was duly adopted to redesignate the Corporation's shares of Common Stock of the Strong Advisor U.S. Mid Cap Growth Fund as the Strong Advisor U.S. Small/Mid Cap Growth Fund, as indicated below.

         "Paragraph A of Article IV is hereby amended by deleting Paragraph A thereof and inserting the following as a new paragraph:

     `A. The Corporation shall have the authority to issue an indefinite number of shares of Common Stock with a par value of $.01 per share. Subject to the following paragraph the authorized shares are classified as follows:

                                                                               AUTHORIZED NUMBER
     CLASS                                           SERIES                     OF SHARES

     Strong Advisor Select Fund                      Class A                    Indefinite
                                                     Class B                    Indefinite
                                                     Class C                    Indefinite
     Strong Advisor U.S. Small/Mid Cap Growth Fund   Class A                    Indefinite
                                                     Class B                    Indefinite
                                                     Class C                    Indefinite
     Strong Endeavor Fund                            Investor                   Indefinite
     Strong Opportunity Fund                         Investor                   Indefinite
                                                     Advisor                    Indefinite

         This Amendment to the Articles of Incorporation of the Corporation was adopted by the Board of Directors on May 3, 2002 in accordance with Section
180.1002 and 180.0602 of the Wisconsin Statutes. Shareholder approval was not required.

         Executed in duplicate this __ day of _____ 2002.

                                       STRONG OPPORTUNITY FUND, INC.


                                       By:
                                          ------------------------------------
                                          Susan A. Hollister
                                          Vice President and Assistant Secretary
This instrument was drafted by:

Kerry Jung
Strong Capital Management, Inc.
100 Heritage Reserve
Menomonee Falls, Wisconsin 53051